UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 5, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2010, Kodiak Oil & Gas Corp. (the “Company”) entered into an amending agreement (the “Amending Agreement”) to the Company’s executive employment agreement with James E. Catlin, the Company’s Executive Vice President and Chief Operating Officer.  The Amending Agreement became effective January 1, 2010.  Under the Amending Agreement, Mr. Catlin’s time commitment to the Company decreased from full time to substantially full time and Mr. Catlin’s annual salary decreased from $350,000 to $240,000.  All other terms and conditions of Mr. Catlin’s executive employment agreement remain unmodified and in full force and effect.

A copy of the Amending Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Amending Agreement to the executive employment agreement between the Company and Mr. Catlin, effective January 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ J. Keith Doss
J. Keith Doss
Secretary, Treasurer and Chief Financial Officer

Date: January 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amending Agreement to the executive employment agreement between the Company and Mr. Catlin, effective January 1, 2010